EXHIBIT 10.33

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

This CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE (referred to as “Agreement”), is made and entered into by and between CYBERGY PARTNERS, INC. (“Cybergy”), MARK GRAY (“Gray”), WYLY WADE (“Wade”), New West Technologies, LLC (“New West”), and Primetrix, LLC, and their respective subsidiaries and divisions and related organizations, partners, directors, officers, agents, insurers, representatives, attorneys, supervisors, employees, successors, assigns, administrators, executors and heirs (collectively the “Cybergy Parties”), and JAMES S. WILLIAMSON (“Williamson”) and JAMES S. WILLIAMSON 2012 IRREVOCABLE TRUST (“Trust”), for themselves and their respective heirs, executors, administrators, personal representatives and assigns (collectively the “Williamson Parties”), effective upon execution by all parties.

WHEREAS, Cybergy (f/k/a Civergy, Inc.) purchased New West Technologies, LLC (“New West”) from the Williamson Parties as sole shareholders, pursuant to that certain Equity Purchase Agreement executed on December 20, 2013 (“EPA”), in exchange for a combination of cash, notes, and Cybergy stock, and subsequent to the effective date of the purchase, the Parties negotiated and/or entered into additional agreements, the enforceability of which are disputed.

WHEREAS, Cybergy filed a lawsuit in the federal district court for the District of Delaware, captioned Cybergy Partners, Inc. v. Williamson et al., No. 14-cv-01132-LPS (the “Federal Action”), asserting claims arising from the EPA and associated agreements, and the Williamson Parties denied the allegations in the Federal Action and asserted counterclaims against Cybergy and cross claims against Mark Gray and Wyly Wade, also arising from the sale of New West.

WHEREAS, Cybergy entered into a Merger with MK Merger Acquisition Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of Mount Knowledge Holdings, Inc. (the “Merger”), which was effective September 30, 2014, which resulted in the conversion of the Williamson Parties’ stock, and imposed restrictions on the sale of the converted stock.

WHEREAS, the Williamson Parties asserted their rights for an appraisal in connection with the Merger, under Delaware’s Appraisal statute, 10 Del. C. §262, and Cybergy subsequently added a Count to the Federal Action seeking determination of the Williamson Parties’ appraisal rights.

WHEREAS, the Williamson Parties subsequently objected to the statutory appraisal proceeding as part of the Federal Action, and filed an appraisal action in the Delaware Court of Chancery, captioned Williamson et al. v. Cybergy Partners, Inc., No. 10598-VCP (the “Chancery Action”).

WHEREAS, Williamson has also filed an arbitration claim in Colorado asserting a breach of his employment Separation Agreements with New West and with Cybergy, captioned Williamson v. Civergy, Inc., AAA No. Case No. 01-14-0002-0238 (the “Arbitration”).

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WHEREAS, prior to the sale of New West Technologies, Inc. to Cybergy, Williamson awarded Management Performance Units (MPUs) to certain New West employees, pursuant to which those employees were entitled to be paid a percentage of the Cash Consideration paid to Williamson for 51% of his stock in New West, which obligation is memorialized in the EPA.

WHEREAS, Cybergy is planning to establish an ESOP plan, and the Parties deem that structure to be a mutually beneficial means for settling all disputes between them by using the ESOP plan to purchase  the interests of the Williamson Parties in Cybergy.

WHEREAS, the Williamson and the Cybergy Parties now deem it to be within their respective best interests to avoid the expense, inconvenience, distraction, uncertainties and burden of any further litigation, and instead resolve all pending and potential issues and disputes and claims between them, whether asserted or unasserted.

NOW THEREFORE, in consideration of the promises contained in this Agreement, and intending to be legally bound thereby, the Cybergy Parties and the Williamson Parties agree as follows:

1.  Sale of Williamson Parties’ Stock to ESOP Plan.  Upon Williamson’s execution of this Agreement, Cybergy shall establish an ESOP plan for Cybergy employees, and when the ESOP plan is formed and funded, Cybergy will cause it to purchase that amount of Cybergy stock owned by Williamson and the Williamson Trust that has a current market value of $2,565,000.00 (the “Settlement Purchase”).  The remainder of the Cybergy stock owned by the Williamson Parties shall be canceled and deemed void ab initio.  The Williamson Parties shall execute appropriate Certificates of Cancellation for all shares not included in the Settlement Purchase in the form attached as Exhibit A.

a)  Cybergy represents and warrants that the ESOP plan shall meet all requirements of the Internal Revenue Service, including the requirements of sections 409 and 1042 of the Internal Revenue Code as a qualified retirement plan and that all fiduciary obligations related to the sale, including appraisal obligations, are satisfied.

b)  The cost of creating the ESOP Plan is estimated to be $250,000.00.  Cybergy will fund the costs for creating the ESOP Plan, provided that the Williamson Parties shall be charged $25,000.00 of the upfront costs at the time this Agreement is signed, which costs will be reimbursed to the Williamson Parties by Cybergy at the time that the Williamson Parties’ stock is purchased by the ESOP (the “Cost Reimbursement”) or as described in Section 16 of this Agreement in the event Cybergy does not timely form and fund the ESOP Plan and make the Settlement Purchase.

c)  The Cybergy Parties agree to provide the Williamson Parties with full and contemporaneous disclosure of the activities leading to the establishment of the ESOP Plan, including discussions and agreements with financial institutions.

d)  Cybergy shall pay the Settlement Purchase plus the Cost Reimbursement to the Williamson Parties in a single cash payment within thirty (30) days after the ESOP is fully funded, by wire transfer pursuant to the wire instructions attached in Exhibit B.  The Cybergy Parties make no representation regarding the appropriate tax treatment of the Payment.

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2.  Full General Releases.  In consideration of the payments made and received, and other promises and representations made herein, the Parties enter into the following releases to be effective upon the full performance of this Agreement and payment of the Settlement Purchase:

a)  General Release by the Williamson Parties.  Except for their rights under this Agreement and in consideration for the promises and benefits set forth herein, the Williamson Parties (for themselves and all dependents, heirs, executors, administrators, legal representatives, assigns, and/or any others who have or may have a claim by or through them) hereby irrevocably release and discharge the Cybergy Parties from any and all suits, causes of action, claims, demands, charges, complaints, obligations, and/or actions of any sort whatsoever, whether in law or equity, direct or indirect, known or unknown, which the Williamson Parties ever had, now have, or hereinafter may have against the Cybergy Parties at any time prior  to the date of this Agreement, including but not limited to any and claims relating to or in any way arising out of any aspect of Williamson’s sale of New West Technologies, the Merger, and Williamson’s employment relationship and separation from employment by Cybergy and New West, and including but not limited to all claims that have been made or could have been made in the Federal Action, Chancery Action, and the Arbitration.  This Release by the Williamson Parties  specifically includes, but is not limited to, any and all claims for wrongful discharge, breach of contract, claims for wages and employee benefits, and any and all forms of employment discrimination in violation of any federal, state, or local statute, ordinance, executive order, or common law doctrine, including but not limited to claims for harassment or discrimination under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., The Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.  § 621 et seq., The Americans With Disabilities Act of 1990, as amended, 42 U.S.C. § 1201 et seq., the Employee Retirement Income Securities Act (“ERISA”), 29 U.S.C. § 1001 et seq., Equal Pay Act, Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 261 et seq., Older Workers Benefits Protection Act, Family and Medical Leave Act, as amended, and/or under any other applicable federal, state or local anti-discrimination law), claims asserted under the Family Medical Leave Act, 29 U.S.C. § 2611 et seq. (and any applicable leave statute), Consolidated Omnibus Budget Reconciliation Act, Occupational Safety and Health Act, National Labor Relations Act, any similar discrimination, “whistleblower,” and/or anti-retaliation statute any and all state statutory protections in Colorado, Maryland, Delaware, and any other state law applicable to Williamson’s employment with Cybergy and New West, as well as any and all suits in tort (including but not limited to any claims for defamation and/or tortious infliction of emotional distress) as well as any and all claims for additional compensation or damages of any kind arising in connection with Williamson’s employment relationship and/or separation from employment with Cybergy and New West.  In addition, this Agreement specifically includes all claims for costs and/or attorneys’ fees, if any, incurred by Williamson in connection with any aspect of his employment relationship and/or his separation from employment with Cybergy and New West.  Williamson also understands that he is waiving all rights to employment, re-employment and/or reinstatement with the Cybergy Parties, and that should he apply for re-employment, the Cybergy Parties may lawfully and by this Agreement decline such application with impunity.

b)  General Release by the Cybergy Parties.  Except for their rights under this Agreement and in consideration for the promises and benefits set forth herein, each of the Cybergy Parties for each of them and their respective subsidiaries and divisions and related organizations, partners, directors, officers, agents, insurers, representatives, attorneys, supervisors, employees, successors, assigns, administrators, executors and heirs hereby irrevocably releases and discharges the Williamson Parties from any and all suits, causes of action, claims, demands, charges, complaints, obligations, and/or actions of any sort whatsoever, whether in law or equity, direct or indirect, known or unknown, which any of the Cybergy Parties ever had, now have, or hereinafter may have against the Williamson Parties, at any time prior  to the date of this Agreement, including but not limited to any and claims relating to or in any way arising out of any aspect of Williamson’s sale of New West Technologies, the Merger, and Williamson’s employment relationship and separation from employment by Cybergy and New West, and including but not limited to all claims that have been made or could have been made in the Federal Action, Chancery Action, and the Arbitration.

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3.  Representations and Warranties.  The Williamson Parties acknowledge and agree that the Cybergy Parties have made no representations to them as to the taxability or exemption from taxation of any amount received pursuant to this Agreement.

a)  The Williamson Parties have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Williamson Parties and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Williamson Parties and no further action is required by the Williamson Parties or their managers or owners in connection herewith.

b)  The Williamson Parties further represent and warrant: (i) that no other person or entity has or has had any interest in the claims, demands, obligations, or causes of action referred to in this Agreement; (ii) that the Williamson Parties have the sole and exclusive authority to sign this Agreement and receive the consideration specified in it, as applicable; (iii) that they have not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations, or causes of action referred to in this Agreement; (iv) that they have not transferred or otherwise impaired, by bankruptcy or otherwise, their ability to sign a complete and binding release of any of the claims released in this Agreement; that they will vote all their shares of Cybergy stock in favor or creating the ESOP Plan contemplated herein.

c)  The Cybergy Parties have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Cybergy Parties and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Cybergy Parties and no further action is required by the Cybergy Parties or their managers or owners in connection herewith.

d)  The Cybergy Parties further represent and warrant: (i) that no other person or entity has or has had any interest in the claims, demands, obligations, or causes of action referred to in this Agreement; (ii) that the Cybergy Parties have the sole and exclusive authority to sign this Agreement and receive the consideration specified in it, as applicable; (iii) that they have not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations, or causes of action referred to in this Agreement; (iv) that they have not transferred or otherwise impaired, by bankruptcy or otherwise, their ability to sign a complete and binding release of any of the claims released in this Agreement; that they will vote all their shares of Cybergy stock in favor or creating the ESOP Plan contemplated herein.

4.  MPU Payments.  The Williamson Parties expressly assume and retain all obligations to make MPU Payments provided for in section 2.5 of the Equity Purchase Agreement and Schedule 2.5 thereto, based on the amount attributed to the Cash Consideration as defined in Section 2.1 of the EPA.  Such payments shall be made within a reasonable time after receipt by the Williamson Parties of the cash consideration under this Agreement.  The Williamson Parties shall indemnify, defend and hold harmless the Cybergy Parties from any and all liability, claims, damages, costs including attorneys’ fees in connection with the MPU Payments.  The MPU payment recipients shall be deemed third party beneficiaries under this Agreement for the purposes of enforcing their rights to the MPU payments from the Williamson Parties.

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5.  Stay and Discontinuance of All Pending litigation with prejudice.  The Williamson Parties and the Cybergy Parties, for and in consideration of the benefits, promises and terms set forth in this Agreement, the receipt and adequacy of which is hereby acknowledged, agree to stay the Federal Action, Chancery Action and the Arbitration, to forbear from asserting any new claims or causes of action related to the claims that have been asserted,  and to toll any limitations periods in these actions pending the full and complete performance of the obligations under this Agreement. Within 30 days of the full and complete performance of this Agreement, the Parties agree to file Orders to Settle, Discontinue and End with the Court and American Arbitration Association, and cause to be dismissed with prejudice the claims that were or could have been asserted by the parties in the Federal Action, Chancery Action, and Arbitration, with all parties to bear their own costs and fees in those matters.

6.  Restrictive Covenants.  All prior restrictive covenants in Williamson’s employment agreements or separation agreements are superseded and replaced by the Restrictive Covenants attached hereto as Exhibit C, which are effective immediately upon execution of this Agreement.  If this Agreement is declared void under section 16, then Williamson shall be subject to same prior restrictions he would be subject to but for the execution of this Settlement Agreement.

7.  Non-Disparagement.  The Parties agree not to make, directly or indirectly, any communications to any person or entity not a party to this Agreement that would disparage either Williamson Parties or any of the Cybergy Parties, or any of their respective current or former officers, directors, or employees.

8.  No Admission.  The parties understand that nothing contained in this Agreement is an admission by the other party of any liability, breach of duty or unlawful conduct whatsoever or violation of any local, state or federal law, regulation or ordinance.  To the contrary, each party specifically denies any wrongdoing whatsoever and acknowledges that the other party is entering into this Agreement only in order to avoid the costs of potentially protracted litigation. Each party further understands that it is receiving the consideration provided in this Agreement as a result of entering into this Agreement and complying with all the provisions of this Agreement.

9.  Neutral Reference.  In response to written employment verification and/or reference inquiries, the Cybergy Parties shall provide a neutral reference concerning Williamson’s employment with New West and Civergy.  The neutral reference shall include only the beginning and ending dates of Williamson’s employment, his last job title and rate of compensation.

10. Confidentiality.  The Parties agree that they will keep the terms of this Agreement strictly confidential and shall not disclose, discuss or otherwise reveal the terms to anyone other than their respective attorneys, financial advisors, consultants involved in creating the proposed ESOP, and members of their immediate families, except that Cybergy may disclose, discuss or otherwise reveal the terms for business related purpose and as required by federal and state securities laws.  The Parties further agree not to discuss, disclose or otherwise reveal any non-public information regarding the pleadings or information exchanged during the pendency of the litigation hereby being resolved, except as provided in the preceding sentence.  The parties understand and agree that the confidentiality requirements of this Agreement are a material inducement to the parties’ consent to this Agreement, and that the parties shall treat a violation of the confidentiality requirements as a material breach of this Agreement.  The parties understand that if either party brings any future legal action or proceeding of any kind against the other party or makes any claim against the other party, other than an action or claim based upon a breach of this Agreement by a party or upon any action by a party which occurs subsequent to the date of this Agreement, or if it is proven that a party has otherwise breached this Agreement, including but not limited to the confidentiality requirements, the offending party may be liable to the other for actual damages resulting from breach of the confidentiality requirements.  It shall not be considered a breach of this provision if a party is required by law or order of a court or other judicial or non-judicial body of competent jurisdiction to disclose any confidential information specified by this provision.  Should anyone inquire as to the outcome of the case, the parties shall respond only that it has been amicably resolved.

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11. Representation by Counsel.  All Parties certify that they are represented by counsel in connection with this Agreement and the claims being released.  In connection with his release of employment-related claims, Williamson certifies that he was advised of his right to consult with legal counsel in connection with the execution of this Agreement, that he has read and/or had the terms of this Agreement explained to him, that he has up to twenty-one (21) days to determine whether he wishes to enter into this Agreement, that he fully understands the significance, meaning and binding effect of this Agreement and that he has entered into and executed this Agreement freely and voluntarily after complete consideration of all facts and legal claims.

12. Older Workers Benefits Protection Act Rights. Williamson shall have seven (7) calendar days after signing this Agreement to revoke it if he chooses to do so (“Revocation Period”).  The Agreement shall not be effective until after the Revocation Period has expired.  To revoke this Agreement, Williamson must provide Notice as provided in paragraph 14 herein.  Such Notice must be post-marked within seven (7) days of Williamson’s execution of this Agreement.  If Williamson revokes this Agreement on a timely basis, Williamson shall not be entitled to the consideration set forth in Paragraph 1 of this Agreement.  Upon the expiration of the Revocation Period, this Agreement will be legally binding.

13. Notice.  All notices, requests, demands, claims and other communications required or permitted to be given hereunder shall be (i) in writing, (ii) sent by facsimile (with receipt personally confirmed by telephone), delivered by personal delivery, email with return receipt, or sent by commercial delivery service, (iii) deemed to have been given on the date telecopied with receipt confirmed, emailed with receipt confirmed, the date of personal delivery, or the date of delivery as set forth in the records of the delivery service or the return receipt, and (iv) addressed to the intended recipient as follows:

If to Cybergy Parties:	Cybergy Partners, Inc. c/o Mark Gray 1800 Corporate Drive, Suite 800 Landover, MD 20785 Telecopier: ______________ mgray@cybergypartners.com

with a copy to:	Frank E. Noyes Offit Kurman, P.A. 1801 Market Street, Suite 2300 Philadelphia, PA 19103 Telecopier: (267) 338-1335 e-mail: fnoyes@offitkurman.com

If to Seller:	James S. Williamson Post Office Box 33 Ft. Peck MT 59223 e-mail: JSW8240@outlook.com with a copy to:

David P. Steigerwald

Paul W. Hurcomb

Sparks Willson Borges Brandt & Johnson, PC

24 South Weber Street, Suite 400

Colorado Springs, CO 80903

Telecopier:  719-633-8477

e-mail: dps@sparkswillson.com

pwh@sparkswillson.com

or to any other or additional Persons and addresses as the Parties may designate in writing in accordance with this Section 14.

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14. Assignments.  This Agreement along with all Exhibits is not assignable by Cybergy without the prior written consent of the Williamson Parties, which shall not be unreasonably withheld. A transfer by Cybergy to an affiliate under common control with Cybergy or a change in control of Cybergy shall not be deemed an assignment.  This Agreement is personal in its nature and Williamson Parties shall not, assign or transfer this Agreement or any rights, duties or obligations hereunder, without the prior written consent of Cybergy, which shall not be unreasonably withheld.

15. Further assurances.  The Parties hereto each agree to execute such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.  Without limiting the foregoing obligation, it is required that the Williamson Parties must timely provide all information reasonably requested in connection with the establishment of the ESOP Plan.  To the extent it is determined that any aspect or portion of this Agreement requires the approval of any court, agency or other body to be effective, the Parties shall cooperate fully to secure that approval.

16. Time of the Essence.  Time is of the essence in the performance of this Agreement and is a material term of this Agreement.  If Cybergy does not make the Settlement Purchase on or before September 30, 2015, then the Cybergy Parties shall deposit $50,000.00 in escrow to be held by Offit Kurman, P.A. as escrow agent, which amount shall be paid to the Williamson Parties as an advance payment toward the Settlement Purchase.  If the Settlement Purchase is not paid on or before November 1, 2015, then the $50,000 in escrow shall be released to the Williamson Parties, and the $25,000 deposit made by the Williamson Parties shall be refunded with interest at 8% per annum from the date advanced by the Williamson Parties until refunded.  If the Settlement Purchase is not paid by December 1, 2015, then the $50,000 payment may be retained by Williamson Parties as partial damages for breach of this Agreement.  In addition, in the event the Settlement Purchase is not paid on by December 1, 2015, the Williamson Parties reserve all rights and remedies, including the right at their option: (1) to seek to enforce this Agreement or (2) to declare this Agreement, including the Restrictive Covenants at Exhibit C, void and reinstate any or all of the Federal Action, Chancery Action, and/or Arbitration; provided however that if Cybergy certifies that the ESOP Plan cannot feasibly be funded, the Williamson Parties shall not seek to enforce this Agreement.

17. Miscellaneous Terms.

a)  The terms of this Agreement shall be interpreted under and consistent with the laws of the State of Delaware.  Any dispute or controversy arising under or by reason of any acts or failure to act under the terms and conditions of this Agreement must be brought under or instituted in a court, administrative proceeding, local agency or other tribunal of competent jurisdiction only in the State of Delaware, including local, state, and federal courts.  Such courts or agencies must apply the laws of the State of Delaware as to all matters in any proceeding arising out of or under this Agreement.

b)  If any court of competent jurisdiction shall hold invalid any part of this Agreement, then the court making such determination shall have the right to modify this Agreement and, in its reduced form, this Agreement shall be enforceable to the fullest extent permissible by law, and the Parties shall execute any further document necessary to implement the intent of the Parties as expressed in this Agreement.

c)  In the event that legal action is brought to enforce or interpret the terms of this Agreement, the prevailing party in any such legal action or proceeding shall be entitled, in addition to any other rights and remedies it may have, to an award of the costs of the action, including an award of court costs, reasonable attorney’s fees and experts’ fees.

d)  This Agreement may not be modified, altered or changed except upon express written and signed consent of the Parties.

e)  This document states the whole agreement between the parties herein.  Any prior agreements, representations and understandings that are not embodied or expressly incorporated in this Agreement are superseded and of no force or effect.

f) All signatories to this Agreement, intending to be legally bound have executed this Agreement.  Each of the undersigned represents that he or it is authorized to execute and deliver this Agreement.  The persons signing this Agreement warrant and represent that they possess full authority to bind the persons or entities on whose behalf they are signing, to the terms of the Agreement, including, but not limited to, their trustees, beneficiaries, principals, employees, representatives, affiliates, partners, officers, directors, professionals, affiliates, representatives, and assigns.  This Agreement may be executed in multiple counterparts, and it shall be deemed executed by any party upon delivery of a facsimile of the signed original Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties freely and voluntarily execute this Confidential Settlement Agreement and Release.

CYBERGY PARTNERS, LLC

By: Mark Gray,	Chairman and CEO	Date

MARK GRAY,
individually	Date

WYLY WADE,
individually	Date

JAMES S. WILLIAMSON,
individually	Date

JAMES S. WILLIAMSON 2012 IRREVOCABLE TRUST

By: FAY M. HANSON,	Trustee	Date

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EXHIBIT A

CERTIFICATE OF CANCELLATION

All certificates to be cancelled must be enclosed with this stock power

The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever.  The signature of the person executing this power must be guaranteed by an eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or Savings Association participating in a Medallion Program approved by the Securities Transfer Association, Inc.  No other form of signature guarantee is acceptable.

STOCK POWER

For value received I/we hereby cancel:

______________________ certificate shares of the Cybergy Holdings, Inc.

Represented by certificate number(s) 11.

(Must check one) Note:  If any cost basis information below is not completed the issuer will be notified and given two weeks to provide the data.  If the data is not provided at the end of the two weeks, the request will not be processed and will be rejected back to the issuer.

Original Cost ___n/a____________ Original Issuance/Purchase Date 10/3/2014

Current Cost for this transaction_______n/a_________

Gift____ Purchase/Sell____ (Includes both Private and Public Purchases) Compensation _____ (Includes payment for services)

Tax Lot: (check one)	FIFO	High	Cost
If nothing is selected	LIFO	Low	Cost
System will default to	Average Cost	Specific Lot	FIFO

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The undersigned does (do) hereby irrevocably constitute and appoint Island Stock Transfer to transfer the said stock on the books of said company with full power of substitution in the premises.

Date ___________________________

_______________________________________________________

(Signature of Registered Holder completing the stock power)

_______________________________________________________

(Print Name of Registered Holder)

_______________________________________________________

(Signature of Joint Registered Holder completing the stock power)

_______________________________________________________

(Print Name of Joint Registered Holder)

(Affix Medallion Signature Guarantee imprint in space to the right)

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EXHIBIT B

WIRE INSTRUCTIONS

{INTENTIALLY LEFT BLANK}

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EXHIBIT C

RESTRICTIVE COVENANTS

In consideration of the promises contained in the CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE, and the payments to be made under that Agreement, and intending to be legally bound thereby, James S. Williamson (“Williamson”) agrees that he shall be bound by the following restrictive Covenants.

1. Confidentiality.  Williamson acknowledges that he has access to Confidential Information (as defined below) and that such Confidential Information does and will constitute valuable, special and unique property of the Cybergy Parties.  Subject to the terms of this paragraph, Williamson agrees that he will not, directly or indirectly, disclose, reveal, divulge or communicate any Confidential Information to any Person other than authorized officers, directors and employees of the Cybergy Parties, or use or otherwise exploit any Confidential Information for his own benefit or for the benefit of anyone other than the Cybergy Parties.  Williamson shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is compelled by subpoena or court order in connection with a legal proceeding; provided, however, that in the event disclosure is required as set forth above, Williamson shall provide the Cybergy Parties with prompt notice of such requirement prior to making any disclosure so that the Cybergy Parties may seek an appropriate protective order.  For purposes of this section, “Confidential Information” shall mean any confidential information with respect to the Cybergy Parties’ Business, including, without limitation, methods of operation, pending or completed acquisitions of any company, division, product line or other business unit, prices, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, customers, suppliers or other proprietary matters.  The term “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement or (b) becomes generally available to the public other than as a result of a disclosure by Seller which is not otherwise permissible hereunder.

2. Non-Competition in Certain Government Contracts.  Williamson shall not, directly or indirectly, through his agents, affiliates, and representatives, including but not limited to Clean Energy Engineering, LLC, engage in any business or contract that Competes with any of the Contracts or Blanket Purchase Agreements listed in Schedule A hereto (collectively “Contracts”).  For purposes of these Restrictive Covenants, Compete or Competition mean:  submitting a contract proposal or bid that directly competes with any of the Contracts or any solicitation for any related follow-on contract; entering into a teaming arrangement with any competitor to New West with respect to any of the Contracts or any related follow-on contract; participating as subcontractor with a competitor to New West with respect to any of the Contracts or any related follow-on contract; or providing substantial support for any contract proposal or bid in competition against New West with respect to any of the Contracts or any related follow-on contract.  Notwithstanding anything herein to the contrary, participation by Williamson in any contract or contracting opportunity that would otherwise fall within the scope of the restrictions herein shall not constitute Competition if it is undertaken in cooperation with any of Cybergy Parties.

3. Non-Solicitation of Companies.  For a period of two (2) years from the date of this Agreement, Williamson shall not, directly or indirectly solicit or induce, attempt to solicit or induce, or otherwise seek to do business with, Dawson Technical, LLC, Tribal Tech, LLC or their respective affiliates and representatives, without prior written consent of Cybergy.  This non-solicitation agreement does not in any way prevent Williamson from maintaining any friendship he may have with the principals or employees of any of these companies.

4. Non-Solicitation of Employees.  For a period of two (2) years from the date of this Agreement, Williamson shall not, directly or indirectly solicit or induce, or attempt to solicit or induce, any employee, current or future, of the Cybergy Parties to leave the Cybergy Parties for any reason whatsoever, and shall not directly or indirectly or employ any current or future employee of the Cybergy Parties.

5. Injunctive Relief.  Williamson acknowledges that a breach of these Restrictive Covenants would cause irreparable damage to the Cybergy Parties, and in the event of Williamson’s breach of those provisions, the Cybergy Parties shall be entitled to a temporary restraining order and an injunction restraining Williamson from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Williamson.  Nothing shall be construed as prohibiting the Cybergy Parties from pursuing any other available remedies for such breach, including the recovery of damages from Williamson.  Williamson acknowledges that those restrictions are reasonable in scope and duration and are necessary to protect the legitimate business interests of the Cybergy Parties, given the nature of the business of the Cybergy Parties. Williamson agrees that this provision and/or the issuance of an injunction restraining Williamson from breaching such covenants in accordance with their terms will not pose an unreasonable restriction on Williamson’s ability to earn a living, pursue his occupation or obtain employment or other work following the effective date of any termination.

6. Liquidated Damages.  Upon the occurrence of a violation by Williamson of any of the provisions of these Restrictive Covenants which is the proximate cause of a loss of revenue by the Cybergy Parties, the Cybergy Parties shall be entitled, in addition to legal fees and costs, to liquidated damages in an amount equal to two (2) times the amount of such lost revenue.  The Parties agree and acknowledge that the foregoing dollar amount is a reasonable approximation of recoverable damages from such violation and is not intended as a penalty against Williamson.

7. Attorneys’ Fees.  In any  action arising out of or related to these Restrictive Covenants, the prevailing party shall be entitled to reimbursement of costs and expenses, including reasonable attorneys’ fees, required to enforce its or his rights under this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, James S. Williamson freely and voluntarily executes these Restrictive Covenants.

JAMES S. WILLIAMSON,
individually	Date

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SCHEDULE A TO RESTRICTIVE COVENANTS

LIST OF CONTRACTS PROTECTED BY NON-COMPETITION PROVISION

The following Contracts are subject to the restrictions in paragraph 2 above:

{INTENTIALLY LEFT BLANK}

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